Exhibit (e)(4)

AMENDMENT TO DISTRIBUTION AGREEMENT

This AMENDMENT to DISTRIBUTION AGREEMENT (the “Amendment”) made as of September 17, 2012 (the “Effective Date”) between CAVANAL HILL FUNDS, formerly known as American Performance Funds, a Massachusetts business trust (the “Trust”) and BOSC, INC. (“Distributor”), to that certain Distribution Agreement, dated August 2, 2007, between the Trust and Distributor (as amended and in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940 (the “1940 Act”), as amended, that consists of nine separate funds (the “Funds”) offered in various classes (the “Classes”) as of the date hereof;

WHEREAS, the Distributor serves as distributor of the shares of beneficial interest of each series of the Trust pursuant to the Agreement;

WHEREAS, Distributor and the Trust wish to enter into this Amendment to the Agreement in order to update the fees payable to Distributor hereunder;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and Distributor hereby agree as follows:

1.             Funds.

Schedule A of Schedule B (the “Distribution and Shareholder Services Plan”) of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.             Representations and Warranties.

(a)           The Trust represents (i) that it has full power and authority to enter into and perform this Amendment and (ii) that this Amendment will be presented to the Board of Trustees of the Trust (the “Board”) for the Board’s review and approval.

(b)           Distributor represents that it has full power and authority to enter into and perform this Amendment.

3.             Miscellaneous.

(a)           This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Agreement. Except as set forth herein, the Agreement shall remain in full force and effect.

(b)           Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)           Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)           This Amendment may be executed in counterparts, each of which shall be an original but all which, taken together, shall constitute one and the same agreement.

*           *           *           *           *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Distribution Agreement to be duly executed and to become effective on the Effective Date.

CAVANAL HILL FUNDS

By:	/s/ James L. Huntzinger

Name: James L. Huntzinger

Title: President

BOSC, INC.

By:	/s/ Scott Grauer

Name: Scott Grauer

Title: Chief Executive Officer

Schedule A to the
Amended and Restated
Distribution and Shareholder Services Plan

Dated August 2, 2007
Amendment Dated September 17, 2012

Name of Fund	Compensation*

Cavanal Hill Cash Management Fund -Premier Shares	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Cash Management Fund’s average daily net assets.

Cavanal Hill Cash Management Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Cash Management Fund’s average daily net assets.
Cavanal Hill Cash Management Fund -Service Shares+	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill Cash Management Fund’s average daily net assets.
Cavanal Hill U.S. Treasury Fund -Premier Shares +	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.
Cavanal Hill U.S. Treasury Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.
Cavanal Hill U.S. Treasury Fund -Service Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.
Cavanal Hill Tax Free Money Market Fund -Premier Shares	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund -Service Shares+	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Intermediate Bond Fund’s average daily net assets.
Cavanal Hill Intermediate Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Intermediate Bond Fund’s average daily net assets.
Cavanal Hill U.S. Large Cap Equity Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.
Cavanal Hill U.S. Large Cap Equity Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.
Cavanal Hill Short-Term Income Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Short-Term Income Fund’s average daily net assets.
Cavanal Hill Short-Term Income Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Short-Term Income Fund’s average daily net assets.
Cavanal Hill Balanced Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Balanced Fund’s average daily net assets.

Cavanal Hill Balanced Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Balanced Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.
Cavanal Hill Intermediate Tax-Free Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.
Cavanal Hill Opportunistic Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

*   All fees are computed daily and paid monthly.

+   As of the Effective Date, these Classes are not offered for sale and no shares are outstanding. Until such Class has shares outstanding, services will not be rendered and expense will not be incurred for such Class under this Agreement.